Exhibit 99.1
[Westmoreland Coal Company Letterhead]
May 1, 2007
Board of Directors
Westmoreland Coal Company
2 North Cascade Avenue
Colorado Springs, CO 80903
Gentlemen:
I hereby resign as a Director of Westmoreland Coal Company and as an officer, employee and a director of any and all other Westmoreland affiliates.
Sincerely,
/s/ Christopher K. Seglem
Christopher K. Seglem
CKS:slb
cc:Roger D. Wiegley